EXHIBIT 10.10.CE

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 28th day of August, 2008, by and between the ANTHONY M. FRANK KEOGH PLAN UTA CHARLES SCHWAB & CO., INC. (hereinafter referred to as “Buyer”) and MICRO IMAGING TECHNOLOGY, INC., a California corporation (hereinafter referred to as the “Company”).

1. PURCHASE AND SALE OF SHARES

(a) Effective on the date hereof, the Company hereby sells to Buyer and Buyer hereby purchases One Hundred Eighty Thousand (180,000) Shares of MICRO IMAGING TECHNOLOGY, INC. Common Stock (the “Shares”). The aggregate purchase price of the Shares is equal to Thirty Thousand Dollars ($30,000), or $0.16667 per share.

(b)	The Shares shall have the rights, preferences, privileges, restrictions and other terms set forth in the By-laws of the Company.

2. REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to the Company:

(a) The Shares are being acquired by Buyer for investment for an indefinite period, for Buyer’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Buyer has no present intention of selling, granting participations in, or otherwise distributing the same except as may be permitted by the Securities Act of 1933, as amended (the “Act”).

(b) Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Shares.

(c) That Buyer understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from the registration provisions of the Act contained in Section 4 (2) thereof, and any continued reliance on such exemption is predicated on the representations of the Buyer set forth herein.

(d) Buyer understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act, as amended, or an exemption from such registration is available. Buyer further understands that the Company is under no obligation to register the Securities on its behalf or to assist him in complying with any exemption from registration except as otherwise provided herein.

(e) Buyer (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial